UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039
Santa Clara, CA		95052-8039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 6, 2011, the Board of Directors (the “Board”) of Applied Materials, Inc. (“Applied” or the “Company”) approved Amended and Restated Bylaws for Applied (the “Restated Bylaws”), effective immediately.

The Restated Bylaws amended the prior bylaws of Applied in the following principal respects:

•

Section 2.2 (Annual Meeting) – Specifies that an annual meeting of stockholders may be adjourned until its business is completed and that any previously scheduled meeting may be postponed by resolution of the Board upon public notice on or prior to the date of the scheduled meeting.

•

Section 2.3 (Special Meeting) – Specifies that a special meeting of stockholders may be adjourned until its business is completed and that any previously scheduled meeting may be postponed by resolution of the Board upon public notice on or prior to the date of the scheduled meeting.

•	Section 2.5 (Advance Notice of Stockholder Nominees and Other Business):

o	Specifies that an adjournment or postponement of an annual meeting of stockholders will not commence a new time period or extend any time period for notice requirements.

o	Specifies that if a stockholder (or qualified representative) does not appear at the meeting of stockholders, any nominations or business proposed by such stockholder shall be disregarded, even if proxies on the nomination or business have been received by the Company.

•

Section 2.9 (Conduct of Business) – Specifies that the Board may adopt rules and regulations for the conduct of meetings of stockholders and that the chairman of such meetings shall have the authority to prescribe rules, regulations and procedures and conduct such meetings.

•	Section 3.3 (Election, Qualification and Term of Office of Directors):

o	Requires that each director of the Company shall be elected by the vote of the majority of the votes cast with respect to the director in an uncontested election.

o	Allows the Corporate Governance and Nominating Committee (“Committee”) of the Board to establish procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

o	Specifies certain procedures for the Committee’s and the Board’s consideration of resignation offers.

•	Section 7.9 (Registered Stockholders) – Adds a provision that the Company is only required to recognize registered stockholders, except as required under Delaware law.

•	Section 7.10 (Time Periods) – Adds a provision clarifying how days are counted in calculating required time periods under the Restated Bylaws.

•

Section 7.11 (Forum) – Adds a provision that the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any: (i) derivative action, (ii) claims for breach of fiduciary duty, (iii) claims against the corporation under the General Corporation Law of the State of Delaware or the Company’s certificate of incorporation or bylaws, (iv) any action concerning the application or validity of the Company’s certificate of incorporation or bylaws or (v) any claim under the internal affairs doctrine.

The Restated Bylaws also include several other minor clarifications or revisions to the prior bylaws.

The foregoing description is a summary and is qualified in its entirety by the full text of the Restated Bylaws, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Applied Materials, Inc., effective December 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: December 7, 2011	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Applied Materials, Inc., effective December 6, 2011